SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2014

Cubed, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-171371	37-1603977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 S. 4th St., Las Vegas, NV 89101
(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 868-4277

__________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01     Entry into a Material Definitive Agreement

On April 24, 2014, we entered into a Master Services Agreement with Oasis Marketing Solutions, LLC (“Oasis”). Under the Agreement, Oasis will use its best efforts to market our Cubed mobile platform to small business customers through call center marketing campaigns. Oasis is to be compensated by a commission based on gross sales revenue resulting from customer orders generated by Oasis. In addition, Oasis has agreed to provide our Cubed platform to its new and existing customers. Oasis call center representatives have the opportunity to provide a text-in number for a Cube and to either text, email, or “toss” the cube to the Customer. Finally, Oasis has agreed to provide telephonic customer support services for Cubed users through a 1-800 number. Telephone customer support will be billed to us by Oasis. The Agreement may be terminated by either party upon forty-five (45) days prior written notice.

On May 1, 2014, we entered into a Master Services Agreement with Scorpio Media, LLC (“Scorpio”). Under the Agreement, Scorpio will use its best efforts to sell our Cubed mobile platform to customers and will provide related billing and support services. In addition, Scorpio will provide content and offers from their existing network for our "Spin2Win" app feature. Scorpio will be compensated by a commission based on gross sales revenue resulting from customer orders generated by Scorpio. The Agreement may be terminated by either party upon forty-five (45) days prior written notice.

The foregoing is a summary of the material terms of the Agreements with Oasis and Scorpio and not a complete description of their contents. The Agreements, which are filed herewith, should be consulted for additional information.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Master Services Agreement with Oasis Marketing Solutions, LLC
10.2	Master Services Agreement with Scorpio Media, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cubed, Inc.

/s/ Joseph White

Joseph White
President, Chief Executive Officer

Date: May 7, 2014

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